As filed with the Securities Exchange Commission on June 27, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EF Johnson Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-0801192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1440 Corporate Drive

Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

EFJ, INC.

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Michael E. Jalbert

Chairman and Chief Executive Officer

EF Johnson Technologies, Inc.

1440 Corporate Drive

Irving, TX 75038

(972) 819-0700

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

Elaine Flud Rodriguez	William S. Kleinman
Senior Vice President and General Counsel	Haynes and Boone, LLP
EF Johnson Technologies, Inc.	2505 North Plano Road
1440 Corporate Drive	Suite 4000
Irving, TX 75038	Richardson, TX 75082
(972) 819-0219	(972) 680-7565

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒
Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,500,000 Shares	$1.77	$2,655,000	$104.34

(1)     Represents 1,500,000 additional shares of common stock of EF Johnson Technologies, Inc. that may be issued pursuant to the EFJ, Inc. 2005 Omnibus Incentive Compensation Plan, as amended.  The Registrant has previously registered an aggregate of 900,000 of such shares pursuant to the Registration Statement on Form S-8 filed on November 15, 2005 (File No. 333-129717).  This registration statement also registers an indeterminable number of shares of common stock to be issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416 under the Securities Act of 1933, as amended.

(2)     Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Global Market on June 25, 2008.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,500,000 additional shares of common stock, $0.01 par value (the “Common Stock”), of EF Johnson Technologies, Inc., a Delaware corporation (the “Registrant”), authorized for issuance under the Registrant’s 2005 Omnibus Incentive Compensation Plan, as amended (the “Plan”).  The Registrant previously registered 900,000 shares of Common Stock authorized for issuance under the Plan by filing a registration statement on Form S-8 (File No. 333-129717) on November 15, 2005, with the U.S. Securities and Exchange Commission (the “Commission”), the contents of which are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

As originally adopted in 2005, the Plan reserved 900,000 shares of Common Stock for issuance.  On May 28, 2008, Registrant’s stockholders approved an amendment to the Plan increasing by 1,500,000 the number of shares of Common Stock issuable under the Plan, bringing the total number of shares of Common Stock issuable under the Plan to 2,400,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated in this registration statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 13, 2008, and all material incorporated by reference therein.

(b) The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed with the Commission on April 30, 2008.

(c) The Registrant’s Current Report on Form 8-K dated January 4, 2008, filed with the Commission on January 9, 2008 (except for information furnished in connection with such Current Report pursuant to Item 2.02, which shall not be incorporated by reference into this prospectus).

(d) The Registrant’s Current Report on Form 8-K dated January 14, 2008, filed with the Commission on January 16, 2008.

(e) The Registrant’s Current Report on Form 8-K dated March 7, 2008, filed with the Commission on March 12, 2008.

(f) The Registrant’s Current Report on Form 8-K dated March 10, 2008, filed with the Commission on March 13, 2008 (except for information furnished in connection with such Current Report pursuant to Item 2.02, which shall not be incorporated by reference into this prospectus).

(g) The Registrant’s Current Report on Form 8-K dated March 17, 2008, filed with the Commission on March 18, 2008.

(h) The Registrant’s Current Report on Form 8-K dated April 2, 2008, filed with the Commission on April 9, 2008.

(i) The Registrant’s Current Report on Form 8-K dated May 9, 2008, filed with the Commission on May 12, 2008.

(j) The Registrant’s Current Report on Form 8-K dated May 28, 2008, filed with the Commission on May 30, 2008.

(k) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed the the Commission on January 8, 1997.

(l) Registration statement on Form S-8 (File No. 333-129717) relating to the Plan filed with the Commission on November 15, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.          Exhibits.

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description
4.1*	Registrant’s 2005 Omnibus Incentive Compensation Plan.

4.2*	Form of Notice of Award and Restricted Share Award Agreement.

5.1**	Opinion of Haynes and Boone, LLP.

23.1**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

23.2**	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included on the signature page).

99.1**	Amendment to Registrant’s 2005 Omnibus Incentive Compensation Plan.

*                           Incorporated by reference to Registrant’s Registration Statement on Form S-8 filed with the Commission on November 15, 2005 (File No. 333-129717).

**                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 27, 2008.

EF Johnson Technologies, Inc.

By:	/s/ Michael E. Jalbert
Name:	Michael E. Jalbert
Title:	Chairman of the Board of Directors, President
and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Michael E. Jalbert and Jana Ahlfinger Bell, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ MICHAEL E. JALBERT	Chairman of the Board of Directors,	June 27, 2008
Michael E. Jalbert	President and Chief Executive Officer
(Principal Executive Officer)

/s/ JANA AHLFINGER BELL	Executive Vice President of Finance and	June 27, 2008
Jana Ahlfinger Bell	Chief Financial Officer (Principal Financial
and Accounting Officer)

/S/ ROBERT L. BARNETT	Director	June 27, 2008
Robert L. Barnett

/s/ EDWARD H. BERSOFF	Director	June 27, 2008
Edward H. Bersoff

/s/ VERONICA A. HAGGART	Director	June 27, 2008
Veronica A. Haggart

/S/ MARK S. NEWMAN	Director	June 27, 2008
Mark S. Newman

/s/ THOMAS R. THOMSEN	Director	June 27, 2008
Thomas R. Thomsen

/s/ WINSTON J. WADE	Director	June 27, 2008
Winston J. Wade

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*

Registrant’s 2005 Omnibus Incentive Compensation Plan (incorporated by reference to Registrant’s Registration Statement on Form S-8 filed with the Commission on November 15, 2005) (File No. 333-129717).

4.2*

Form of Notice of Award and Restricted Share Award Agreement (incorporated by reference to Registrant’s Registration Statement on Form S-8 filed with the Commission on November 15, 2005) (File No. 333-129717).

5.1**	Opinion of Haynes and Boone, LLP.

23.1**	Consent of Haynes and Boone, LLP. (included in Exhibit 5.1 hereto).

23.2**	Consent of Grant Thornton LLP, an independent public accounting firm.

24.1**	Power of Attorney (included on the signature page of this Registration Statement).

99.1**	Amendment to Registrant’s 2005 Omnibus Incentive Compensation Plan.

*                           Incorporated by reference to Registrant’s Registration Statement on Form S-8 filed with the Commission on November 15, 2005 (File No. 333-129717).

**                         Filed herewith.